EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-170429 and 333-184713) and Form S-8 (Nos. 333-03983, 333-82751, 333-37262, 333-88510, 333-116250, 333-159369 and 333-175943) of Terex Corporation of our report dated February 27, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Stamford, Connecticut
February 27, 2013